SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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August 19, 2005

Date of Report (Date of earliest event reported)

    U.S.Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

One North Lexington Avenue White Plains, NY (Address of principal executive offices)	10601 (Zip Code)

Registrant’s telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          []      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          []      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          []      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          []      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related
                    Audit Report or Completed Interim Review.

        The information set forth in Item 8.01 is hereby incorporated by reference to the extent necessary to respond to Item 4.02.

Section 8 – Other Events

Item 8.01    Other Events.

        On August 19, 2005, we decided to change the application of accounting principles relating to the treatment of the payment received by US Energy Biogas Corp. (“Biogas”), our majority owned subsidiary, with respect to Biogas’ prior sale to AJG Financial Services, Inc. (“AJG”) of certain ownership interests in Illinois based generating project entities.

        AJG, on April 8, 2004, made a cash down payment of $2 million and delivered a $14 million non-recourse note (the “Note”) payable to a Biogas subsidiary to satisfy AJG’s obligation for the purchase of the ownership interests. The Note matures in 2024, requires scheduled payments of principal and interest and bears interest at a rate of 15% per year. Payments on the note are limited to cash distributions from the project entities with any excesses to the scheduled payments being applied as an additional principal payment and any deficits to scheduled payments being deferred. The Note is secured by the ownership interests.

        The accounting treatment for such transaction reflected in our 2005 Report (as defined), and in the 2004 Reports (as defined), reflect, before giving effect to taxes and minority interest, a non-recurring gain of $16 million for the three months ended June 30, 2004. This gain represented the gain for both the cash and the Note.

        We concluded that the Bulletins (as defined), as applied to the treatment of the gain associated with the Note require that, because the payments on the Note are dependent upon the future operations of the assets sold, the gain associated with the Note should be deferred and not recognized until such time as cash flows from the operating activities are sufficient to fund the applicable note payments.

        Accordingly, we will be restating our financial statements included in the Applicable Reports (as defined) to eliminate $7.598 million (i.e., the amount of the gain associated with the note less the minority interests in the gain) of the non-recurring gain. Future principal payments received on the note will be recorded as gains for financial statement purposes as and when such payments are received.

        This change will have no effect on US Energy’s cash flows.

        Our audit committee has reviewed these matters with our independent auditors.

        In light of the restatement, readers should no longer rely on our previously filed consolidated financial statements and other financial information for the Applicable Reports.

        The term “Bulletins” means Staff Accounting Bulletin No. 30, Accounting for Divestiture of a Subsidiary or Other Business Operation, as amended, and Staff Accounting Bulletin No. 81, Gain Recognition on the Sale of a Business to a Highly Leverage Entity, as amended. The term “2004 Reports” means our Quarterly Reports on Form 10-Q for the periods ended June 30, 2004 and September 30, 2004, and our Annual Report on Form 10-K for the year ended December 31, 2004, as such reports have been amended from time to time; the term “2005 Report” means our Quarterly Report on Form 10-Q for the period ended March 31, 2005; and the term “Applicable Reports” refers collectively to the 2004 Reports and the 2005 Report.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc. By: /s/ Henry N. Schneider Henry N. Schneider, President

Dated: August 22, 2005